Exhibit 3.1
AMENDED AND RESTATED
BY-LAWS
OF
DELPHI FINANCIAL GROUP, INC.
(As adopted November 4, 2010)
ARTICLE I
OFFICES
     Section 1. The registered office shall be located in the City of Wilmington, County of New Castle, State of Delaware.
     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the corporation (the “Board”) may from time to time determine or the business of the corporation may require.
ARTICLE II
STOCKHOLDERS
     Section 1. All meetings of the stockholders shall be held at such place, within or without the State of Delaware, as shall be designated by the Board and stated in the notice of the meeting.
     Section 2. Annual meetings of stockholders, at which they shall elect the Board and transact such other business as may properly be brought before the meeting, shall be held at such time and on such day as shall be designated from time to time by the Board and stated in the notice of the meeting.
     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.
     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class, if applicable, of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the corporation’s Restated Certificate of Incorporation, as in effect from time to time (the “Certificate of Incorporation”), shall be called solely by resolution of the Board, acting by not less than a majority of the entire Board. Such resolution shall state the purpose or purposes of the proposed meeting.
     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.
     Section 7. The holders of stock representing a majority of the voting power of all classes of stock issued and outstanding and entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or these By-laws; provided, however, that where a separate vote by class or classes is required on any matter, the holders of stock representing a majority of the voting power of the class or classes issued and outstanding and entitled to vote on such matters, present in person or represented by proxy, shall constitute a quorum with respect to such matter. If a quorum is present or represented at any meeting with respect to any matter, the vote of the holders of stock representing a majority of the votes which are cast affirmatively or negatively shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these By-laws a different vote is required, in which case such express provision shall govern and control the decision of such question; provided, however, that the directors shall be elected by a plurality of votes cast. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting, if so directed by the Board, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which an adjournment is taken, then, at such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 8. At each meeting of stockholders, the chairman of the meeting shall announce the opening and the closing of the polls for each matter upon which the stockholders will vote and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any rules that are adopted by the Board, the chairman may establish rules to maintain order for the conduct of the meeting, including, without limitation, rules restricting attendance to bona fide stockholders of record, their proxies and other persons in attendance at the invitation of the chairman. In establishing rules, the chairman will have absolute discretion and his or her rulings will not be subject to appeal. Rules established by the chairman need not be in writing.
     Section 9. To be properly brought before an annual meeting of stockholders, business must be (a) specified in the notice of meeting (including any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board or (c) otherwise be a proper matter for stockholder action which is properly brought before the meeting by a stockholder of the corporation who is a stockholder of record at the time of the giving of notice as required in this Section 9 and at the time of the meeting and who is entitled to vote at such meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have provided Timely Notice (as defined in the following sentence) thereof in writing to the secretary of the corporation and provide such updates or supplements as are required by this Section 9. For a stockholder’s notice to constitute Timely Notice under these By-laws, such notice must be received at the corporation’s principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the date on which the prior year’s annual meeting of stockholders was held, except that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date, such notice must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a notice for purposes of the preceding sentence. As to each item of business the stockholder proposes to bring before the annual meeting of stockholders, the stockholder’s notice must set forth (i) a description of such business and the reasons supporting the bringing of such business before the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and the name and address of any Associated Person (as defined in Section 11 of this Article II) on whose behalf the proposal is being made, (iii) any material interest of such stockholder or any Associated Person of such stockholder in such business, (iv) the class and number of shares of the corporation that are owned of record and beneficially owned by each of such stockholder and any Associated Person of such stockholder, and (v) a description of the terms of any hedging, swap or other transactions or series of transactions having been entered into, or of any other agreement, arrangement or understanding (including but not limited to, regardless of the form of settlement thereof, any short or long derivative positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and any borrowing or lending of shares of stock) having been made, the effect or intent of which in either case is to increase or mitigate the potential loss to, manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, the stockholder or any Associated Person of such stockholder with respect to any shares of the corporation.
     A stockholder providing notice of business proposed to be brought before an annual meeting pursuant to this Section 9 shall further update and supplement such notice to the extent necessary to cause the information provided or required to be provided in such notice to be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the corporation at the corporation’s principal executive offices not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date of the meeting or any adjournment or postponement thereof, if practicable, or if not practicable, on the first practicable date prior thereto (in the case of the update and supplement required to be made as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof).
     No business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 9 (other than the nomination and election of directors, to which

Section 10 of this Article II shall apply). If the chairman of the meeting determines that any business has not been properly brought before an annual meeting in accordance with this Section 9, he shall so declare to the meeting and the business shall not be transacted at the meeting.
     Notwithstanding anything to the contrary contained herein, a proposal by a stockholder shall be deemed to have been properly brought before a meeting of stockholders if such a proposal is submitted to the corporation in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations hereunder (the “Exchange Act”), and is included in a proxy statement prepared by the corporation to solicit proxies for such meeting.
     Section 10. Only those persons who are nominated in accordance with the requirements of this Section 10 shall be eligible for election as directors. Nominations of persons for election to the Board at the annual meeting of stockholders may be made (a) by the Board or (b) a stockholder of the corporation who is a stockholder of record at the time of the giving of notice required by this Section 10 and who is entitled to vote at such meeting. A stockholder’s nomination shall be made pursuant to Timely Notice thereof in writing to the secretary of the corporation. Such stockholder’s notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person and (iv) all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required to be disclosed, pursuant to Regulation 14A under the Exchange Act, and (b) as to the stockholder giving the notice and any Associated Person of such stockholder, the information required by clauses (ii), (iii) and (v) of the fifth sentence of the first paragraph of Section 9 of this Article II. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to assess his or her eligibility to serve as a director of the corporation and whether such service would have any impact on the ability of the corporation to satisfy the applicable legal, regulatory and exchange listing requirements. If the chairman of the meeting determines that a nomination was not in accordance with this Section 10, he shall so declare to the meeting and such nomination shall be disregarded.
     Notwithstanding anything in the fourth sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and the corporation does not make a public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the date on which the preceding year’s annual meeting was held, a stockholder’s notice required by such paragraph shall also be considered timely with respect to nominees for any new positions created by such increase if it is received at the corporation’s principal place of business not more than 10 days after the day on which such public announcement is first made by the corporation.
     Notwithstanding anything to the contrary contained in this Section 10, a nomination by a stockholder of a person for election at a meeting of stockholders shall be deemed to have been made in accordance with the requirements of this Section 10 if such nomination is submitted to the corporation in compliance with Rule 14a-11 under the Exchange Act and is included in a proxy statement prepared by the corporation to solicit proxies for such meeting.
     Section 11. For purposes of Sections 9 and 10 of this Article II, as applicable, (a) an “Associated Person” shall mean, with respect to a stockholder, (i) any person (which term shall include, in addition to a natural person, a legal entity or association of any type) directly or indirectly controlling, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with any person of the types described in the preceding clauses (i) and (ii), (b) beneficial ownership shall be determined as provided in Rule 13d-3 under the Exchange Act and, in addition, shall include any financial interest in a derivative instrument which provides the opportunity, directly or indirectly, to profit from or share in any profit derived from any increase in value of any class of shares of the corporation and (c) a public announcement shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters, Business Wire or comparable national news service or in a document publicly filed or furnished by the corporation with or to the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     Section 12. In addition to (and without limiting) the requirements of Sections 9 and 10 of this Article II, a stockholder shall comply with the requirements of the Exchange Act and the rules and regulations thereunder and of Delaware law, to the extent applicable to the matters to which such Sections relate.

ARTICLE III
DIRECTORS
     Section 1. The Board shall consist of a minimum of five directors and a maximum of 14 directors. The number of directors shall be determined from time to time by resolution of the Board, provided that no decrease in the number of directorships shall shorten the term of any incumbent director. Any change in the number of directors must be authorized by a majority of the whole Board, as constituted immediately prior to such change. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death or resignation or removal in accordance with these By-laws. Directors need not be stockholders.
     Section 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. A vacancy created by the removal of a director by the stockholders may be filled by the stockholders. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total voting power of all shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chose by the directors then in office.
     Section 3. The business of the corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the corporation’s Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), or by these By-laws directed or required to be exercised or done by the stockholders.
     Section 4. The independent members of the Board may, at their discretion, appoint a lead or presiding director to facilitate and coordinate their activities. Any such lead or presiding director shall have such duties and responsibilities as may from time to time be established by the Board.

     Section 5. Any director may resign at any time upon written notice to the corporation. Such written resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the chairman or the secretary. The acceptance of a resignation shall not be necessary to make it effective.
MEETINGS OF THE BOARD OF DIRECTORS
     Section 6. The first meeting of each newly elected Board shall be held on the day following the date of the annual meeting of stockholders or such other time as shall be determined by the Board, either within or without the State of Delaware.
     Section 7. The Board may hold meetings, both regular and special, either within or without the State of Delaware.
     Section 8. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
     Section 9. Special meetings of the Board may be called by the secretary on the request of the chairman or the chief executive officer (a) by written notice mailed to each director first class postage prepaid, not later than the fifth day before the meeting, or (b) by either written or oral notice given personally or by telephone or other means of electronic communication, including without limitation by electronic mail, in which case the meeting may be held as soon after such notice is given as a quorum shall be assembled at the place of the meeting, unless another time shall be specified in the notice. Special meetings shall be called by the chairman, the chief executive officer or the secretary in like manner and on like notice on the written request of any two directors.
     Section 10. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.
     Section 11. At all meetings of the Board a majority of the total number of directors then constituting the whole Board shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-laws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 12. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board or committee, as the case may be, consent thereto in writing, and such written consent or consents are filed with the minutes of proceedings of the Board or committee.
     Section 13. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or any committee by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
COMMITTEES OF DIRECTORS
     Section 14. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors. Such committees shall at all times include an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to the foregoing, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.
          Any such committee, to the extent provided in the relevant resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority to take action in respect of (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (b) adopting an agreement of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (d) amending, repealing or replacing these By-laws;, (e) the compensation of directors, or (f) unless such resolution or the Certificate of Incorporation expressly so provides, (i) the declaration of a dividend, (ii) the authorization of the issuance of stock of any class or (iii) the adoption of a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.
     Section 14. Each committee shall cause the secretary to keep regular minutes of its meetings and report the same to the Board on a regular basis.
COMPENSATION OF DIRECTORS
     Section 15. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board and a stated retainer for service as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement for expenses for attending committee meetings.
REMOVAL OF DIRECTORS
     Section 16. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the voting power of all shares of the capital stock of the corporation entitled to vote with respect to an election of directors; provided, however, that whenever the holders of any class or series of stock of the corporation are entitled to elect one or more directors by the Certificate of Incorporation, this Section 15 shall apply, with respect to removal without cause of a director or directors so elected, to the vote of the holders of outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.
ARTICLE IV
NOTICES
     Section 1. Whenever, under the provisions of statute or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail or when furnished by electronic transmission. For notice given by electronic transmission to a stockholder, such stockholder must have consented to the corporation’s giving notice through that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the secretary or any assistant secretary of the corporation, the transfer agent or other person responsible for giving notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notices are deemed given (a) if by facsimile transmission, when transmitted to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice. Notice to directors may also be given personally, by telephone or other means of electronic communication, including but not limited to electronic mail.
     An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or other agent of the corporation that a particular notice has been given shall, in the absence of fraud, be prima facie evidence of the giving of such notice.
     Section 2. Whenever any notice is required to be given under the provisions of statute or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.
ARTICLE V
OFFICERS
     Section 1. The officers of the corporation shall be chosen by the Board and shall be a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer. In the discretion of the Board, there may also be a chairman and a vice chairman of the Board. The Board may also choose one or more assistant vice presidents, assistant secretaries and assistant treasurers and such subordinate officers as may, from time to time, be deemed desirable. Two or more offices may be held by the same person except the offices of president and secretary or the offices of president and treasurer.
     Section 2. The Board shall elect officers of the corporation at its first meeting after each annual meeting of stockholders.
     Section 3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
     Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the members of the Board or may resign at any time upon written notice to the corporation. Any vacancy occurring in any office of the corporation shall be filled by the Board.
THE CHAIRMAN
     Section 5. The chairman of the Board, if there be a chairman, shall be chosen from among the directors, shall preside at all meetings of the stockholders and directors at which he or she is present, and shall have such powers and duties as may from time to time be assigned to him by the Board.
THE VICE CHAIRMAN
     Section 6. The vice chairman of the Board, if there be a vice chairman, shall be chosen from among the directors, shall preside (in the absence or disability of the chairman) at all meetings of the stockholders and directors, and shall have such powers and duties as may from time to time be assigned to him by the Board.
THE CHIEF EXECUTIVE OFFICER AND THE PRESIDENT
          Section 7. The chief executive officer of the corporation, in the absence or disability of the chairman and vice chairman, or if there be no chairman or vice chairman, shall preside at all meetings of the stockholders. The chief executive officer shall have full responsibility for the supervision and direction of the business and affairs of the corporation, subject to the control of the board of directors, and shall see that all resolutions and directives of the Board are carried into effect, and shall perform such duties as from time to time may be assigned by the Board, to which the chief executive officer will directly report.

          The president shall be the chief operating officer of the corporation and shall perform such management and other duties in connection with the operations of the corporation as the board of directors or the chief executive officer shall from time to time determine, and shall report directly to the chief executive officer. The president shall, to the extent requested by the chief executive officer, supervise and counsel with one or more other officers of the corporation and shall perform such other duties as may be assigned by the chief executive officer or as the Board may from time to time determine.
VICE PRESIDENTS
     Section 8. The several vice presidents, if any, shall perform such duties and have such powers as may from time to time be assigned to them by the Board or the president. In the absence or disability of the president, the duties of the president shall be performed and his powers may be exercised by such vice president as shall be designated by the president or the Board.
THE SECRETARY AND ASSISTANT SECRETARY
     Section 9. The secretary shall take minutes of the proceedings of the stockholders, the Board and its committees and record the same in a suitable book for preservation. He shall give notice of all regular and duly called special meetings of the stockholders and the Board. He shall have charge of and keep the seal of the corporation, and affix the seal, attested by his signature, to such instruments as may require the same. Unless the Board shall have appointed a transfer agent, he shall have charge of the certificate books, transfer books and stock ledger, and shall prepare voting lists prior to all meetings of the stockholders. He shall have charge of such other books and papers as the board of directors may direct and shall perform such other duties as may be prescribed from time to time by the Board, the chief executive officer or the president.
     Section 10. The assistant secretary, if there shall be one, or if there shall be more than one, the assistant secretaries in the order determined by the Board, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board, the chief executive officer or the president may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURER
     Section 11. The treasurer shall provide for the custody of the funds, securities and other assets of the corporation. He shall cause to be kept a full and accurate record of all receipts and disbursements of the corporation in books belonging to the corporation, and shall deposit or cause to be deposited in the name of the corporation all monies or other valuable effects in such banks, trust companies, or other depositories as may from time to time be appropriate. He shall have power to make and endorse notes and pay out monies on checks without countersignature and shall perform such other duties as may be prescribed from time to time by the Board, the chief executive officer or the president.
          Section 12. The assistant treasurer, if there shall be one, or, if there shall be more than one, the assistant treasurers in the order determined by the Board shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
PROXIES
     Section 13. The chairman or vice chairman of the Board, acting alone, shall have full power and authority on behalf of the corporation to attend and act at any meeting of stockholders of any corporation in which the corporation may hold stock, and at any such meeting shall possess and exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the corporation might have possessed and exercised if present, and the chairman, vice chairman or president shall have full power to execute on behalf of the corporation any written consent in lieu of a meeting of stockholders of any corporation in which the corporation owns all of the outstanding stock having voting power, where such consent is permitted under the laws of the jurisdiction in which such corporation is organized. The Board, by resolution, may confer like powers upon any person or persons or limit or curtail such power.
ARTICLE VI
CERTIFICATES FOR SHARES
     Section 1. Every owner of capital stock of the corporation shall be entitled to have a certificate or certificates in such form as the Board shall prescribe certifying the number of shares of capital stock of the corporation owned by such holder, except as provided below. The certificates shall be signed by hand or by facsimile in the name of the corporation by such officer or officers as the Board shall appoint. The Board may provide by resolution that the capital stock of the corporation shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board, every holder of uncertificated shares of capital stock of the corporation shall, upon request, be entitled to receive a certificate, signed by such officer or officers designated by the corporation and prescribed by statute, representing the number of shares of capital stock of the corporation in registered certificate form. A record shall be kept of the names of the persons owning any such stock, whether certificated or uncertificated, and the number of shares of capital stock of the corporation owned by each such person.
          If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”), in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the DGCL or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     Section 2. Any of or all the signatures on a certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
LOST, STOLEN OR DESTROYED CERTIFICATES
     Section 3. The Board may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct or an agreement of indemnification satisfactory to the corporation as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
TRANSFER OF STOCK
     Section 4. Upon surrender to the corporation, or, if a transfer agent for the corporation has been named by the Board, to the transfer agent, of a certificate representing shares duly endorsed or accompanied by a proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transactions shall be recorded upon the books of the corporation.
FIXING RECORD DATE
     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which a resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.
     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
REGISTERED STOCKHOLDERS
     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of capital stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.
SIGNING AUTHORITY
     Section 7. Except as provided below and as below and as otherwise required by law, all contracts, assignments, transfers, deeds, stock powers or other instruments of the corporation may be executed and delivered by the chief executive officer, the president or any vice president or by such other officer or officers, or agent or agents, of the corporation as shall be thereunto authorized from time to time either by the Board or by power of attorney executed by any person pursuant to authority granted by the board of directors, and the secretary or any assistant secretary, the treasurer or any assistant treasurer may affix the seal of the corporation thereto and attest same. Certificates representing stock and certificates issued upon request to holders of uncertificated stock shall be signed by (i) the chairman, vice chairman, chief executive officer, president or a vice president, and (ii) the secretary, treasurer, an assistant secretary or an assistant treasurer.
ARTICLE VII
GENERAL PROVISIONS
DIVIDENDS
     Section 1. Dividends upon the capital stock of the corporation may, subject to the provisions of the Certificate of Incorporation, be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board from time to time in its absolute discretion thinks proper as a reserve or reserves to meet contingencies or for such other purpose as the Board shall think conducive to the interest of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.
CHECKS
     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer of officers or such other person or persons as the Board may from time to time designate.
FISCAL YEAR
     Section 4. The fiscal year of the corporation shall be the calendar year unless otherwise fixed by resolution of the Board .
SEAL
     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
FORUM FOR LEGAL ACTIONS
     Section 6. The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director or officer of the corporation to the corporation or to the stockholders of the corporation; (c) any action asserting a claim against the corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-laws; or (d) any action asserting a claim against the corporation that is governed by the internal affairs doctrine.
INCONSISTENT PROVISIONS; TITLES
     Section 7. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. The section titles contained in these By-Laws are for convenience only and shall be without substantive meaning or content of any kind whatsoever.
ARTICLE VIII
INSURANCE AND INDEMNIFICATION
     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the corporation or any of its subsidiaries or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including but not limited to service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including but not limited to attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
     Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article VIII shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer of the corporation (and not in any other capacity in which service was or is rendered by such indemnitee, including but not limited to service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
     Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The failure by the indemnitee to have met any applicable standard for indemnification under the DGCL (i) shall constitute a defense to any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) and (ii) shall, upon a final adjudication establishing such failure on the part of the indemnitee, entitle the corporation to recover an advancement of expenses in any suit brought by the corporation seeking such recovery pursuant to the terms of an undertaking. Neither the failure of the corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including the Board, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall either create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the corporation.
     Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders or disinterested directors or otherwise.
     Section 5. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any present or former director, officer, employee or agent of the corporation or any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
     Section 6. Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation or any of its subsidiaries to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the corporation.
ARTICLE IX
AMENDMENTS
     Section 1. These By-Laws may be altered, amended or replaced (a) at any regular or special meeting of stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting or (b) at any regular or special meeting of the Board at which a quorum is present.